Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43613 of C3, Inc. on Form S-8 of our report dated February 26, 1998, appearing in this Annual Report on Form 10-K of C3, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Raleigh, North Carolina
March 28, 1998